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                                                                    EXHIBIT 10.7


                                                               Customer #3620179

                                                         Date: FEBRUARY 17, 1998

                                PLEDGE AGREEMENT

BANK/SECURED PARTY:

NationsBank, N.A.
Banking Center: High Tech/Healthcare
600 Peachtree Street, N.E.
Atlanta, Georgia 30308


County: Fulton

(Name and street address including county)




PLEDGOR(S)/DEBTOR(S):

Intelligent Systems Corporation
4355 Shackleford Road
Norcross, Georgia 30093


County: Gwinnett

(Name and street address including county)

Pledgor/Debtor is: CORPORATION
Address is Pledgor's/Debtor's: 4355 SHACKLEFORD ROAD NORCROSS, GEORGIA 30093

1. SECURITY INTEREST. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor/Debtor (hereinafter referred to as "Pledgor") pledges, assigns and grants to Bank a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

2. COLLATERAL. The security interest is granted in the following collateral (the "Collateral"):

   A. DESCRIPTION OF COLLATERAL.

      SPECIFIC INVESTMENT PROPERTY/SECURITIES: The following investment property and/or securities, together with all investment property and/or securities hereafter delivered to Bank in substitution therefor or in addition thereto: SEE "EXHIBIT A" ATTACHED HERETO MADE A PART HEREOF BY REFERENCE.

It is contemplated by the parties that Pledgor may provide additional collateral from time to time hereunder as additional security for the Obligation, and may from time to time with the prior written consent of Bank sell or otherwise dispose of any Collateral provided that Pledgor provides Bank with substitute collateral. At the time of each addition or substitution of Collateral, the securities added or substituted shall be identified on a Pledge Certificate, substantially in the form of Schedule II attached hereto (the "Pledge Certificate"), and delivered to Bank. Bank has no obligation to make any advances requested in connection therewith unless (i) such additional and/or substituted Collateral is satisfactory to Bank and (ii) the perfected security interest granted to Bank therein is completed to the satisfaction of Bank. All such additional and/or substituted Collateral shall be Collateral for purposes of this Agreement, and shall secure the Obligation in the same manner as the Collateral for which it is added to and/or,

   B. PROCEEDS. All additions, substitutes and replacements for and proceeds of the above Collateral (including all income and benefits resulting from any of the above, such as dividends payable or distributable in cash, property or stock, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral). Any investment property and/or securities received by Pledgor, which shall comprise such additions, substitutes and replacements for, or proceeds of, the Collateral, shall be held in trust for Bank and shall be delivered immediately to Bank. Any cash proceeds shall be held in trust for Bank and upon request shall be delivered immediately to Bank.

   C. DEPOSIT ACCOUNTS. The balance of every deposit account of Pledgor maintained with Bank and any other claim of Pledgor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, investment property, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and Interests of Pledgor which at any time shall come into the possession or custody or under the control of Bank or any of its agents or affiliates, for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

3. OBLIGATION.

   A. DESCRIPTION OF OBLIGATION. The following obligations ("Obligation") are secured by this Agreement:

      i. ALL DEBT: All debts, obligations, liabilities and agreements of Pledgor and/or N/A to Bank, now or hereafter existing, arising directly or indirectly between Pledgor and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions and rearrangements of any of the above;

      ii. All costs and expenses incurred by Bank, including attorney's fees, to obtain, preserve, perfect, enforce and defend this Agreement and maintain, preserve, collect and realize upon the Collateral, together with interest thereon at the highest rate allowed by law, or if none, 25% per annum;

      iii. All amounts which may be owed to Bank pursuant to all other loan documents executed in connection with the indebtedness described in subpart i. above.

In the event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding involving an obliger of the Obligation other than Pledgor, Pledgor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

   B. Use of Proceeds. The proceeds of any indebtedness or obligation secured by the Collateral "WILL NOT BE" used directly or indirectly to purchase or carry any "margin stock" as that term is defined in Regulation U of the Board of


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Governors of the Federal Reserve System, or extend credit to or invest in other parties for the purpose of purchasing or carrying any such "margin stock, or to reduce or retire any indebtedness incurred for such purpose or otherwise in a manner which would violate Regulations G, T or U.

4. PLEDGOR'S WARRANTIES. Pledgor hereby represents and warrants to Bank as follows:

   A. FINANCING STATEMENTS. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financial statements relating to this security interest, and no security interest, other than the one herein created, has attach or been perfected in the Collateral or any part thereof.

   B. OWNERSHIP. Pledgor owns, or will use the proceeds of any loans by Bank to become the owner of, the Collateral free from any set off, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and payable and the security interest hereunder.

   C. POWER AND AUTHORITY. Pledgor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

5. PLEDGOR'S COVENANTS. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Pledgor, unless Bank otherwise consents in writing:

   A. OBLIGATION AND THIS AGREEMENT. Pledgor shall perform all of its agreements herein and in any other agreements between it and Bank.

   B. OWNERSHIP OF COLLATERAL. Pledgor shall defend the Collateral against all claims and demands of all person at any time claiming any interest therein adverse to Bank. Pledgor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and payable and the security interest hereby created.

   C. BANK'S COSTS. Pledgor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney's fees, legal expenses and expenses of sales. Whether the Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Pledgor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Pledgor agrees to reimburse Bank on demand for any costs so incurred.

   D. INFORMATION AND INSPECTION. Pledgor shall (i) promptly furnish Bank any information with respect to the Collateral requested by Bank; (ii) allow Bank or its representatives to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; and
(iii) promptly furnish Bank or its representatives with any other information Bank may reasonably request.

   E. ADDITIONAL DOCUMENTS. Pledgor shall sign and deliver any papers furnished by Bank which are necessary or desirable in the judgment of Bank to obtain, maintain and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in the Collateral or to obtain proceeds of the Collateral.

   F. NOTICE OF CHANGES. Pledgor shall notify Bank immediately of (i) any material change in the Collateral (ii) a change in Pledgor's residence or location, (iii) a change in any matter warranted or represented by Pledgor in this Agreement, or in any of the loan documents relating to the Obligation or furnished to Bank pursuant to this Agreement, and (iv) the occurrence of an Event of Default as defined herein.

   G. POSSESSION OF COLLATERAL. Pledgor shall deliver a copy of this Agreement (or other notice acceptable to Bank) to any Broker, financial intermediary, or any other person in possession of any of the Collateral or on whose books the interest of Pledgor in the Collateral appears, and such delivery shall constitute notice to such person of Bank's security interest in the Collateral and shall constitute Pledgor's instruction to such person to note Bank's security interest on their books and records, or deliver to Bank certificates or other evidence of the Collateral promptly upon Bank's request. Pledgor shall deliver all investment securities and other instruments and documents which are a part of the Collateral and in Pledgor's possession to Bank immediately, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance suitable to Bank.

   H. CHANGE OF NAME/STATUS. Pledgor shall not change its name, change its corporate status, use any trade name or engage in any business not reasonably related to its business as presently conducted.

   I. POWER OF ATTORNEY. Pledgor appoints Bank and any officer thereof as Pledgor's attorney-in-fact with full power in Pledgor's name and on Pledgor's behalf to do every act which Pledgor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Pledgor. Without limiting the generality of the foregoing, Bank shall have the right and power to receive, indorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable in respect of the Collateral or any part thereof.

   J. OTHER PARTIES AND OTHER COLLATERAL. No renewal or extensions of or any other indulgence with respect to the Obligation or any part thereof, no modification of the document(s) evidencing the Obligation, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under any law, hereunder, or under any other agreement pertaining to the Collateral Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or set to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Pledgor waives any right that can be waived to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Pledgor to apply to the Obligation any such other security or proceeds thereof.

   K. WAIVERS BY PLEDGOR. Pledgor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other


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notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Pledgor. Pledgor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Pledgor further waives any right of subrogation or to enforce any right of action against any other Pledgor until the Obligation is paid in full.

   L. WAIVER OF NOTICE FOR IMMEDIATE WRIT OF POSSESSION. Pledgor hereby acknowledges that the indebtedness arises out of a 'commercial transaction" as that term is defined in the O.C.G.A. Sec. 44-12-260(1) concerning foreclosure of mortgages on personally, and agrees that if a default has occurred and is continuing, Bank shall have the right to an immediate writ of possession without notice of hearing, and Pledgor hereby knowingly and intelligently waives any and all rights it may have to any notice and posting of a bond prior to seizure by Bank, its transferees, assigns or successors in interest of the Collateral or any portion thereof. The foregoing is intended by Pledgor as a "waiver" as that term is defined in the O.C.G.A. Sec 44-14-260 (3) relating to foreclosure of mortgages on personalty.

   M. ADDITIONAL PROVISIONS. If one or more Riders to this Agreement are executed by Pledgor, the covenants and provisions of each such Rider shall be incorporated by reference into this Agreement.

      RULE 144 RIDER: The Collateral is comprised in whole or in part of control and/or restricted securities, which shall be subject to the additional terms and provisions described on the Rule 144 Rider attached hereto and made a part hereof for all purposes.

6.   MAINTENANCE OF COLLATERAL.

   A. MAINTENANCE OF COLLATERAL. At all times during the term of the Agreement, Pledgor agrees to maintain as security for the Obligation Collateral of a type described on Schedule I with an Adjusted Collateral Value (as determined herein) in excess of the unpaid principal balance of the Obligation. The Adjusted Collateral Value shall be determined by multiplying the Collateral Value As defined in subparagraph B below) by the Margin Call Percentage shown on Schedule I for the type of Collateral securing the Obligation.

      No advance requested by Pledgor shall be made to Pledgor if the sum of (i) the outstanding principal balance of the Obligation plus (ii) the amount of the advance requested, equals or exceeds the sum of the amounts determined by multiplying the Collateral Value by the Original Advance Percentage for each type of Collateral securing the Obligation.

   B. VALUE OF COLLATERAL. The "Collateral Value" of Collateral shall be determined at any given time as follows:

     i. If stock, the Collateral Value shall be determined by multiplying (i) the per share price of such stock at the most recent close of trading on a trading exchange for such stock, times (ii) the number of shares of such stock held by Bank as Collateral. In the event that stock held as Collateral is not traded on an exchange, the Collateral Value of such stock shall be determined by obtaining the quoted value of such stock from a reputable brokerage firm selected by Bank. If no such quote is available, the value will be determined by Bank in its sole discretion.

     ii. If a mutual fund, the Collateral Value shall be determined by multiplying (i) the most recent per share asset value of such mutual fund obtained from the Wall Street Journal, times (ii) the number of shares of such mutual fund held by Bank as Collateral. In the event that such net asset value is not available in the Wall Street Journal, the Collateral Value shall be the value quoted to Bank by a reputable brokerage firm selected by Bank.

     iii. If corporate bonds, the Collateral Value shall be determined from the most recent closing price for such bonds obtained from the Wall Street Journal. If such closing price is not available in the Wall Street Journal, the Collateral Value shall be the value quoted to Bank by a reputable brokerage firm selected by Bank.

     iv. If government or agency obligations or bonds, the Collateral Value shall be determined from the most recent closing bid price for such bonds obtained from the Wall Street Journal. If such closing bid price is not available in the Wall Street Journal, the Collateral Value shall be the value quoted to Bank by a reputable brokerage firm selected by Bank.

     v. If other than stock, mutual funds, corporate bonds, or government or agency obligations or bonds, the Collateral Value shall be determined by the Bank in its sole discretion.

   C. BREACH OF COLLATERAL MAINTENANCE. Pledgor agrees that the failure to maintain Collateral with an Adjusted Collateral Value as set forth above shall constitute an Event of Default under this Agreement. In such event, the Pledgor shall have two business days from the date Pledgor is notified by Bank (in writing or orally) of such noncompliance, or such notice is otherwise delivered to Pledgor, to either pledge additional Collateral satisfactory to Bank, in its sole discretion, or reduce the unpaid principal balance of the Obligations such that, in either case, the unpaid principal balance of the Obligation is less than the sum of the amounts determined by multiplying the Collateral Value by the Original Advance Percentage shown on Schedule I for each type of Collateral securing the Obligation. Any reduction in unpaid principal of the Obligation shall not affect or reduce any future principal payments due except to the extent such reductions are applied in accordance with the documents evidencing or securing the Obligation In the event Pledgor fails to comply with the terms hereof, Bank may, without any further notice of any kind, exercise any of the following rights and remedies, at Bank's option:

   i. The rights and remedies set out in Section 8.B. of this Agreement, including without limitation the right to accelerate the Obligation and liquidate the Collateral.

   ii. Sell all or any part of the Collateral and apply the proceeds of such sale to the Obligation to bring the Obligation back into compliance ( that is, to reduce the unpaid principal of the Obligation such that the unpaid principal of the Obligation is less than the sum of the amounts determined by multiplying the Collateral Value by the Original Advance Percentage shown on Schedule I for each type of Collateral securing the Obligation).

If an Event of Default exists hereunder and the Collateral is declining in value or threatens to decline speedily in value, Bank shall have no obligation to notify Pledgor of the failure to maintain Collateral with an Adjusted Collateral Value as set forth in subparagraph A above or to provide Pledgor with an opportunity to cure such noncompliance, and in such case Pledgor agrees that Bank may immediately at Bank's sole option (i) declare amounts due under the Obligation to be immediately due and payable, and/or (ii) sell all or any part of the Collateral and apply the proceeds of such Collateral to the Obligation.

   D. SALE OR SUBSTITUTION OF COLLATERAL. If no Event of Default has occurred under this Agreement or would result from such action, Pledgor may (i) sell, trade, or withdraw any part of the Collateral; or (ii) substitute new Collateral for existing Collateral, provided that, in either event, the new Collateral shall be acceptable to Bank in its sole discretion and the unpaid principal balance of the Obligation shall be less than the sum of the amounts determined by multiplying the Collateral Value by the Original Advance Percentage for each type of Collateral securing the Obligation.


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7. RIGHTS AND POWERS OF BANK.

   A. GENERAL. Bank, before or after default, without liability to Pledgor may: take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Pledgor, temporarily or otherwise; require additional Collateral; reject as unsatisfactory any property hereafter offered by Pledgor as Collateral; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise.

   B. CONVERTIBLE COLLATERAL. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

8. DEFAULT.

   A. EVENT OF DEFAULT. An event of default ("Event of Defaults") shall occur
(a) if Pledgor or any other obligor on all or part of the Obligation shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or in any other agreement between Pledgor and Bank of between Bank and any other obliger on the Obligation, including but not limited to any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, assignment or other agreement or instrument concerning the Obligation; or (b) if Pledgor or such other obliger shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in any agreement between such party and any affiliate or subsidiary of NationsBank Corporation.

   B. RIGHTS AND REMEDIES. If any Event of Default shall occur, then, in each and every such case, Bank may without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Obligation, (d) notice of acceleration of all or any part of the Obligation, or (e) notice of any other kind, all of which Pledgor hereby expressly waives (except for any notice required under this Agreement, any other loan document or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Bank's option:

      i. ACCELERATION. The Obligation shall, at Bank's option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

      ii. LIQUIDATION OF COLLATERAL. Sell, or instruct any Agent or Broker to sell, all or any part of the Collateral in a public or private sale, direct any Agent or Broker to liquidate all or any part of any Account and deliver all proceeds thereof to Bank, and apply all proceeds to the payment of any or all of the Obligation in such order and manner as Bank shall, in its discretion, choose.

      iii. UNIFORM COMMERCIAL CODE. All of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code ("UCC") as adopted in the jurisdiction to which Bank is subject under this Agreement.

      iv. RIGHT OF SET OFF. Without notice or demand to Pledgor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by Bank or by any of Bank's affiliates or correspondents to or for the credit of the account of Pledgor or any guarantor or indorser of Pledgor's Obligation.

Pledgor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Bank shall be deemed "commercially reasonable."

9. GENERAL.

   A. PARTIES BOUND. Bank's rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representation warranties and agreements of Pledgor if more than one are joint and several and all shall be binding upon the person representatives, heirs, successors and assigns of Pledgor.

   B. WAIVER. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Pledgor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right power and remedy of Bank as provided for herein or in any of the loan documents related to the Obligation, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

   C. AGREEMENT CONTINUING. This Agreement shall constitute a continuing agreement. If the Obligation consists of All Debt, this Agreement shall apply to all future as well as existing transactions, whether or not of the character, contemplated at the date of this Agreement, and if all transactions between Bank and Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

   D. DEFINITIONS. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement: if UCC definitions conflict,
Article 8 and/or 9 definitions apply.


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   E. NOTICE. Notice shall be deemed reasonable if mailed postage prepaid at
Cast before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Pledgor given above. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

   F. MODIFICATIONS. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Pledgor and Bank. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

   G. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of any loan document related to the Obligation to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

   H. APPLICABLE LAW AND VENUE. This Agreement has been delivered in the State of Georgia and shall be construed in accordance with the laws of that State. It is performable by Pledgor in the county or city of Bank's address set out above and Pledgor expressly waives any objection as to venue in any such location. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

   I. FINANCING STATEMENT. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

   J. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

      i. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR, IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WlLL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARINGS FOR UP TO AN ADDITIONAL 60 DAYS.

      ii. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT, OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW, OR (III) LIMIT THE RIGHT OF BANK HERETO IA) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

   K. CONTROLLING DOCUMENT. To the extent that this Agreement conflicts with or is in any way incompatible with any other loan document concerning the Obligation, any promissory note shall control over any other document, and if such promissory note does not address an issue, then each other loan document shall control to the extent that it deals most specifically with an issue.

   L. EXECUTION UNDER SEAL. This Agreement is being executed under seal by Pledgor(s).

   M. NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BANK/SECURED PARTY:                     DEBTOR(S)/PLEDGOR(S):

NATIONSBANK. N.A.                       CORPORATE OR PARTNERSHIP DEBTOR/PLEDGOR

                                        INTELLIGENT SYSTEMS CORPORATION

By: /s/ Debbie Levin                    By: /s/ Henry H. Birdsong
   -------------------------------         -------------------------------

Name: DEBBIE LEVIN                      Name: HENRY H. BIRDSONG

Title: VICE PRESIDENT                   Title: C.F.O.

                                         /s/ B. Herron
                                        ----------------------------------
                                        Attest (If Applicable)

                                        [Corporate Seal]


                                       5-

                                   SCHEDULE I
                                       TO
                                PLEDGE AGREEMENT


                                              ORIGINAL ADVANCE              MARGIN CALL
              COLLATERAL TYPE                    PERCENTAGE                 PERCENTAGE
              ---------------                    ----------                 ----------
STOCKS/BONDS
Listed Stocks (NYSE or ASE)(1)
         (non-purpose loan)                           70%                        75%
OTC Margin Stocks
         (non-purpose loan)                           70%                        75%
OTC Non-Margin Stocks(1)                              50%                        55%
U.S. Government Obligations                           90%                        95%
U.S. Agency Bonds 80%                                 80%                        85%
State/Municipal Bonds                                 80%                        85%
         (A or higher)
Corporate Bonds(2)                                    80%                        85%
         (BAA or higher)
Cash Surrender Value of Life Insurance                95%                        95%
NationsBank Deposit Account                          100%                       100%
Other Federally Insured Deposit Accounts              90%                        90%
Mutual Fund (quoted daily in WSJ or Barron's)
         Money Market                                 95%                        95%
         U.S. Government Obligations                  90%                        95%
         Corporate/Municipal Bonds                    80%                        85%
         Equities                                     70%                        75%

(1) Loans for the purpose of purchasing or carrying margin stocks are limited by Regulation U to a 50% Original Advance Percentage.

(2) Does not apply to convertible bonds which are convertible into stocks which are limited to the applicable percentages for the stock to which they may convert.






                                       6-

                                  SCHEDULE II
                               PLEDGE CERTIFICATE

         Reference is hereby made to that certain Pledge Agreement dated as of ________________________ ("Pledge Agreement"), between _________________________
("Pledgor") and NationsBank, N.A., a national banking association ("Bank"). This Pledge Certificate is delivered pursuant to Section 2 of the Pledge Agreement. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Pledge Agreement.

         Pledgor hereby certifies that concurrently with the delivery of this Pledge Certificate,

         [ ] Pledgor is delivering to Bank the following items of Collateral as additional Collateral for the Obligation (collectively, the "Additional Collateral"):

         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         __________________________,

         [ ] Pledgor is selling or otherwise disposing of the following items of
         Collateral:
         _______________________________________________________________________
         _______________________________________________________________________
         _________________________________________, and Pledgor is delivering to
         Bank the following items of Collateral being substituted therefor:

         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         (collectively, the "Substituted Collateral").

         Pledgor hereby acknowledges that Pledgor has granted to Bank a security interest in the Additional Collateral and/or Substituted Collateral pursuant to the Pledge Agreement to secure the Obligation and that the Collateral covered by the Pledge Agreement includes, without limitation, the Substituted Collateral and Additional Collateral. Pledgor hereby represents and warrants that all of the representations and warranties contained in the Pledge Agreement are true and correct in all material respects, including with respect to the Additional Collateral and Substituted Collateral, on the date hereof as though made as of the date hereof.

         EXECUTED this ___day of ________, 19___.


                                    ____________________________________________
                                    Printed Name


                                    ____________________________________________
                                    Printed Name






                                       7-

                                   EXHIBIT A


            INTELLIGENT SYSTEMS CORP./PAYSYS INTERNATIONAL INC. STOCK

----------------------------------------------------------------------------------------------
CERTIFICATE #      # SHARES             STOCK NAME                     HOLDER OF STOCK
----------------------------------------------------------------------------------------------
233                 310,402     CCS Technology Group, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
237                     290     CCS Technology Group, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
243                  10,995     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
257                  55,521     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
258                 143,600     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
259                 185,800     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
265                 712,500     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
270                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
271                 345,764     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
272                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
273                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
274                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
275                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
276                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
277                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
278                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
279                 250,000     PaySys International, Inc.     Intelligent Systems Corporation
----------------------------------------------------------------------------------------------
                  4,014,872
----------------------------------------------------------------------------------------------


                                                           CUSTOMER INITIAL: BLH